CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Investment Managers Series Trust with respect to Liberty Street Horizon Fund.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 13, 2009